ARTICLES SUPPLEMENTARY
                                     TO THE
                           ARTICLES OF INCORPORATION
                                       OF
                        FRANKLIN MUTUAL SERIES FUND INC.

        Franklin Mutual Series Fund Inc., a Maryland corporation, having its principal office at 51 John F. Kennedy Parkway, Short Hills, New Jersey 07078 (the "Corporation"), certifies as follows:

        FIRST: (a) The total number of shares of the capital stock which the Corporation has authority to issue is one billion three hundred million (1,300,000,000) shares of stock, with a par value of $0.001 per share with an aggregate par value of $1,300,000.00. Such one billion three hundred million (1,300,000,000) shares of capital stock have been allocated to the following series in the following amounts: two hundred million (200,000,000) of the authorized shares of stock have been allocated to a separate series designated as "Mutual Shares Fund Stock Series;" two hundred million (200,000,000) of the authorized shares of stock have been allocated to a separate series designated as, "Mutual Qualified Fund Stock Seriesi" two hundred million (200,000,000) of the authorized shares of stock have been allocated to a separate series designated as "Mutual Beacon Fund Stock Series;" three hundred million (300,000,000) of the authorized shares of stock have been allocated to a separate series designated as the "Mutual Discovery Fund Stock Series;" and four hundred million (400,000,000) of the authorized shares of stock have been allocated to a separate series designated as "Mutual European Fund Stock Series."

        (b) All of the Corporation's currently issued and outstanding shares of the Mutual Shares Fund Stock have been designated previously as shares of "Mutual Shares FundClass Z" and have been classified as a sub-series of the shares of the Corporation's series designated as the Mutual Shares Fund Stock Series. All of the Corporation's currently issued and outstanding shares of the Mutual Qualified Fund Stock have been designated previously as shares of "Mutual Qualified Fund-Class Z" and have been classified as a sub-series of the shares of the Corporation's series designated as the Mutual Qualified Fund Stock Series. 'All of the Corporation's currently issued and outstanding shares of the Mutual Beacon Fund Stock have been designated previously as shares of "Mutual
Beacon Fund-Class Z" and have been classified as a sub-series of the shares of the, Corporation's series designated as the Mutual Beacon Fund Stock! Series. All of the Corporation's currently issued and outstanding shares of the Mutual Discovery Fund Stock have been designated previously as shares of "Mutual Discovery Fund-Class Z" and have been classified as a sub-series of the shares of the Corporation's series designated as the Mutual Discovery Fund Stock Series. All of the Corporation's currently issued and outstanding shares of the Mutual European Fund Stock have been designated previously as shares of "Mutual European Fund-Class Z" and have been classified as a sub-series of the shares of the Corporation's series designated as the Mutual European Fund Stock Series.

        SECOND: The Board of Directors of the Corporation, at a meeting held on October 25, 1996, adopted resolutions reclassifying authorized but unissued shares of capital stock of each series of the Corporation as follows: (A) fifty million (50,000,000) shares of the authorized but unissued shares of the Mutual Shares Fund Stock Series of the Corporation have been reallocated to and designated as the "Mutual Shares Fund-Class I" sub-series of the Mutual Shares Fund Stock Series of the Corporation, fifty million (50,000,000) shares of the authorized but unissued shares of the Mutual Shares Fund Stock Series of the Corporation have been reallocated. to and designated as the "Mutual Shares Fund-Class II" sub-series of the Mutual Shares Fund Stock Series of the Corporation, and the balance of the authorized but unissued shares of the Mutual Shares Fund Stock Series of the Corporation have been reallocated to and designated as the Mutual Shares Fund-Class Z sub-series of the Mutual Shares Fund Stock Series of the Cor poration; (B) twenty-five million (25,000,000) shares of the authorized but unissued shares of the Mutual Qualified Fund Stock Series of the Corporation have been reallocated to and designated as the "Mutual Qualified Fund-Class I" sub-series of the Mutual Qualified Fund Stock Series of the Corporation, twenty-five million (25,000,000) shares of the authorized but unissued shares of the Mutual Qualified Fund Stock Series of the Corporation have been reallocated to and designated as the "Mutual Qualified Fund-Class II" sub-series of the Mutual Qualified Fund Stock Series of the Corporation and the balance of the authorized but unissued shares of ,the Mutual Qualified Fund Stock Series have been reallocated to and designated as the Mutual Qualified Fund-Class Z sub-series of the Mutual Qualified Fund Stock Series of the Corporation; (C) twenty-five million (25,000,000) shares of the authorized but unissued shares of the Mutual Beacon Fund Stock Series of the Corporation have been reallocated to and designated as the "Mutual Beacon Fund-Class I" sub-series of the Mutual Beacon Fund Stock Series of the Corporation, twenty-five million (25,000,000) shares of the authorized but unissued shares of the Mutual Beacon Fund Stock Series of the Corporation have been reallocated to and designated as the "Mutual Beacon Fund-Class II" sub-series of the Mutual Beacon Fund Stock.Series of the Corporation and the balance of the authorized but unissued shares of the Mutual Beacon Fund Stock Series have been reallocated to and designated as the Mutual Beacon Fund-Class Z sub-series of the Mutual Beacon Fund Stock Series of the Corporation; (D) fifty million (50,000,000) shares of the authorized but unissued shares of the Mutual Discovery Fund Stock Series of the Corporation have been reallocated to and designated as the "Mutual Discovery Fund-Class I" sub-series of the Mutual Discovery Fund Stock Series of the Corporation, fifty million (SO,OOO,OOO) shares of the authorized but unissued shares of the Mutual Discovery Fund Stock Se ries of the Corporation have been reallocated to and designated as the "Mutual Discovery Fund-Class II" sub-series of the Mutual Discovery Fund Stock Series of the Corporation and the balance of the authorized but unissued shares of the Mutual Discovery Fund Stock Series have been reallocated to and designated as the Mutual Discovery Fund-Class Z sub-series of the Mutual Discovery Fund Stock Series of the Corporation; (E) one hundred million (100,000,000) shares of the authorized but unissued shares of the Mutual European Fund Stock Series of the Corporation have been reallocated to and designated as the "Mutual European Fund-Class I" sub-series of the Mutual European Fund Stock Series of the Corporation, one hundred million (100,000,000) shares of the authorized but unissued shares of the Mutual European Fund Stock Series of the Corporation have been reallocated to and designated as the "Mutual European Fund-Class II" sub-series of the Mutual European Fund Stock Series of the Corporation and the balance of the authorized but unissued shares of the Mutual European Fund Stock Series have been reallocated to and designated as the Mutual European Fund-Class Z sub-series of the Mutual European Fund Stock Series of the Corporation.

        THIRD:The  shares  of  the  Mutual  Shares   Fund-Class  I,  Mutual
Shares Fund-Class II and Mutual Shares Fund-Class Z sub-series of the Mutual Shares Fund Stock Series shall represent proportionate interests in the portfolio of investments of the Mutual Shares Fund Stock Series. The shares of the Mutual Qualified Fund-Class I, Mutual Qualified Fund-Class II and the Mutual Qualified Fund-Class Z sub- series of the Mutual Qualified Fund Stock Series shall represent proportionate interests in the portfolio of investments of the Mutual Qualified Fund Stock Series. The shares of the Mutual Beacon Fund-Class I, Mutual. Beacon Fund-Class II and Mutual Beacon Fund-Class Z sub-series of the Mutual Beacon Fund Stock Series shall represent proportionate interests in the portfolio of investments of the Mutual Beacon Fund Stock Series. The shares of the Mutual Discovery Fund-Class I, Mutual Discovery Fund-Class II and Mutual Discovery Fund-Class Z sub-series of the Mutual Discovery Fund Stock Series shall represent proportionate interests in the portfolio of investments of the Mu tual Discovery Fund Stock Series. The shares of the Mutual European Fund-Class I, Mutual European Fund-Class II and Mutual European Fund-Class Z sub-series of the Mutual European Fund Stock Series shall represent proportionate interests in the portfolios of investments of the Mutual European Fund Stock Series. The shares of each sub-series of each series shall have' the same preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption as each other sub-series of such series, all as set forth in the Charter of the Corporation, except for the differences hereinafter set forth:

        1. The dividends and distributions of investment income and capital gains ( "Dividends") with respect to shares of the Mutual Shares Fund-Class I, Mutual Shares Fund-Class II and Mutual Shares Fund-Class Z sub-series of the Mutual Shares Fund Stock Series, and of the Mutual Qualified Fund-Class I, Mutual Qualified Fund-Class II and Mutual Qualified Fund-Class Z sub-series of the Mutual Qualified Fund Stock Series, and of the Mutual Beacon Fund-Class I, Mutual Beacon Fund-Class II and Mutual Beacon Fund-Class Z sub-series of the Mutual Beacon Fund Stock Series, and of the Mutual Discovery Fund-Class I, Mutual Discovery Fund-Class II and Mutual Discovery Fund-Class Z sub-series of the Mutual Discovery Fund Stock Series, and of the Mutual European Fund-Class I, Mutual European Fund-Class II and Mutual European Fund-Class Z sub-series of the Mutual European Fund Stock Series, shall be in such amounts as may be declared from time to time by the Board of Directors, and such Dividends may vary with respect to each such sub-series within a series from the Dividends with respect to the other sub-series within each such series of capital stock, to reflect (i) differing allocations of the expenses of the Corporation among such series, and
(ii) differing allocations of the expenses of each such series among the sub-series thereof consistent with the Charter of the Corporation and these Articles Supplementary, and (iii) any resultant difference among the net asset values per shares of the sub-series within a particular series, to such extent and for such purposes as the Board of Directors may deem appropriate consistent with the Charter of the Corporation and these Articles Supplementary. The allocation of investment income and capital gains and expenses and liabilities of each series of the Corporation among such series' three sub-series shall be determined by the Board of Directors in a manner that is consistent with any distribution plan adopted for a particular sub-series of a series and in accordance with Rule 12b-1 under the Investment Company Act of 1940, as amended (the "1940 Act") ("Distribution Plan"), or-any Multiple Class Plan adopted by the Corporation in accordance with Rule 18f-3 under the 1940 Act, as it may be amended from time to time ("Multiple Class Plan") in each case as set forth below.

        The assets attributable to the Mutual Shares Fund-Class I sub-series shall reflect reductions for the expenses related to any Distribution Plan adopted for such sub-series and for any other expenses allocated to such sub-series in accordance with the Multiple Class Plan. The assets attributable to the Mutual Shares Fund-Class I sub-series shall not, however, reflect reductions for the expenses associated with any Distribution Plan adopted for the Mutual Shares Fund-Class II sub-series or any other sub-series subsequently created which shall have an associated Distribution Plan or for any other sub-series-specific expenses allocated to the Mutual Shares Fund-Class II sub-series, or to any other sub-series subsequently created, as set forth in the Multiple Class Plan. The assets attributable to the Mutual Shares Fund-Class II sub-series shall reflect reductions for the expenses related to any Distribution Plan adopted for such sub-series and for any other expenses allocated to such sub-series in accordance with the Multiple Class Plan. The assets attributable to the Mutual Shares Fund-Class II sub-series shall not, however, reflect reductions for the expenses related to any Distribution Plan adopted for the Mutual Shares Fund-Class I sub-series or any other sub-series subsequently created which shall have an associated Distribution Plan or for any other sub-series-specific expenses allocated to the Mutual Shares Fund Class I sub-series, or to any other sub-series subsequently created, as set forth in the Multiple Class Plan. Consistent with the Charter of the Corporation as in effect immediately prior to the filing of these Articles Supplementary, the Distribution Plans and Multiple Class Plans adopted by the Corporation from time to time shall not contain or provide for expenses associated with the Mutual Shares Fund-Class Z sub-series as a sub-series and the Corporation shall not otherwise cause assets attributable to the Mutual Shares Fund-Class Z sub-series
(i) to be reduced by other expenses associated with the Mutual Shares Fund-Class Z sub-series as a sub-series or (ii) to be reduced by expenses including expenses related to any Distribution Plan or Multiple Class Plan associated with the Mutual Shares Fund-Class I sub-series, Mutual Shares Fund-Class II sub-series or other sub-series subsequently created.

        The assets attributable to the Mutual Qualified Fund-Class I sub-series shall reflect reductions for the expenses related to any Distribution Plan adopted for such sub-series and for any other expenses allocated to such sub-series in accordance with the Multiple Class Plan. The assets attributable to the Mutual Qualified Fund-Class I sub-series shall not, however, reflect reductions for the expenses associated with any Distribution Plan adopted for the Mutual Qualified Fund-Class II sub-series or any other sub-series subsequently created which shall have an associated Distribution Plan or for any other sub-series specific expenses allocated to the Mutual Qualified Fund- Class II sub-series, or to any other sub-series subsequently created, as set forth in the Multiple Class Plan. The assets attributable to the Mutual Qualified Fund-Class II sub-series shall reflect reductions for the expenses related to any Distribution Plan adopted for such sub-series and for any other expenses allocated to such sub-series in accordance with the Multiple Class Plan. The assets attributable to the Mutual Qualified Fund-Class II sub-series shall not, however, reflect reductions for the expenses related to any Distribution Plan adopted for the Mutual Qualified Fund-Class I sub-series or any other sub-series subsequently created which shall have an associated Distribution Plan or for any other sub-series-specific expenses allocated to the Mutual Qualified Fund-Class I sub series, or to any other sub-series subsequently created, as set forth in the Multiple Class Plan. Consistent, with the Charter of the Corporation as in effect immediately prior to the filing of these Articles Supplementary, the Distribution Plans and Multiple Class Plans adopted by the Corporation from time to time shall not contain or provide for expenses associated with the Mutual Qualified Fund-Class Z sub-series as a sub-series and the, Corporation shall not otherwise cause assets attributable to the Mutual Qualified Fund-Class Z sub-series (i) to be reduced by other expenses associated with the Mutual Qualified Fund-Class Z sub-series as a sub-series or (ii) to be reduced by expenses including expenses related to any Distribution Plan or Multiple Class Plan associated with the Mutual Qualified Fund-Class I sub-series, Mutual Qualified Fund-Class II sub-series or other sub-series subsequently created.

        The assets attributable to the Mutual Beacon Fund-Class I sub-series shall reflect reductions for the expenses related to any Distribution Plan adopted for such sub-series and for any other expenses allocated to such sub-series in accordance with the Multiple Class Plan. The assets attributable to the Mutual Beacon Fund-Class I sub-series shall not, however, reflect reductions for the expenses associated with any Distribution Plan adopted for the Mutual Beacon Fund-Class II sub-series or any other sub-series subsequently created which shall have an associated Distribution Plan or for any other sub-series-specific expenses allocated to the Mutual Beacon Fund-Class II sub-series, or to any other sub-series subsequently created, as set forth in the Multiple Class Plan. The assets attributable to the Mutual Beacon Fund-Class II sub-series shall reflect reductions for the expenses related to any Distribution Plan adopted for such sub-series and for any other expenses allocated to such sub-series in accordance with the Multiple Class Plan. The assets attributable to the Mutual Beacon Fund-Class II sub-series shall not, however, reflect reductions for the expenses related to any Distribution Plan adopted for the Mutual Beacon Fund-Class I sub-series or any other sub-series subsequently created which shall have an associated Distribution Plan or for any other sub-series-specific expenses allocated to the Mutual Beacon Fund-Class I sub-series, or to any other sub-series subsequently created, as set forth in the Multiple Class Plan. Consistent with the Charter of the Corporation as in effect immediately prior to the filing of these Articles Supplementary, the Distribution Plans and Multiple Class Plans adopted by the Corporation from time to time shall not contain or provide for expenses associated with the Mutual Beacon Fund-Class Z sub-series as a sub-series and the Corporation shall.' not otherwise cause assets attributable to the Mutual Beacon. Fund-Class Z sub-series (i) to be reduced by other expenses associated with the Mutual Beacon Fund-Class Z sub-series as a sub-series or (ii) to be reduced by expenses including expenses related to any Distribution Plan or Multiple Class Plan associated with the Mutual Beacon Fund-Class I sub-series, Mutual Beacon Fund-Class II sub-series or other sub-series subsequently created.

        The assets attributable to the Mutual Discovery Fund-Class I sub-series shall reflect reductions for the expenses related to any Distribution Plan adopted for such sub-series and for any other expenses allocated to such sub-series in accordance with the Multiple Class Plan. The assets attributable to the Mutual Discovery Fund-Class I sub-series shall not, however, reflect reductions for the expenses associated with any Distribution Plan adopted for the Mutual Discovery Fund-Class II sub-series or any other sub-series subsequently created which shall have an associated Distribution Plan or for any other sub-series-specific expenses allocated to the Mutual Discovery Fund-Class II sub-series, or to any other sub-series subsequently created, as set forth in the Multiple Class Plan. The assets attributable to the Mutual Discovery Fund-Class II sub-series shall reflect reductions for the expenses related to any Distribution Plan adopted for such sub-series and for any other expenses allocated to such sub-series in accordance with the Multiple Class Plan. The assets attributable to the Mutual Discovery Fund-Class II sub-series shall not, however, reflect reductions for the expenses related to any Distribution Plan adopted for the Mutual Discovery Fund-Class I sub-series or any other sub-series subsequently created which shall have an associated Distribution Plan or for any other sub-series-specific expenses allocated to the Mutual Discovery Fund-Class I sub-series, or to any other sub-series subsequently created, as set forth in the Multiple Class Plan. Consistent with the Charter of the Corporation as in effect immediately prior to the filing of these Articles Supplementary, the Distribution Plans and Multiple Class Plans adopted by the Corporation from time to time shall not contain or provide for expenses associated with the Mutual Discovery Fund-Class Z sub-series as a sub-series and the Corporation shall not otherwise cause assets attributable to the Mutual Discovery Fund-Class Z sub-series (i) to be reduced by other expenses associated with the Mutual Discovery Fund-Class Z sub-series as a sub-series or (ii) to be reduced by expenses including expenses related to any Distribution Plan or Multiple Class Plan associated with the Mutual Discovery Fund-Class I sub-series, Mutual Discovery Fund-Class II sub-series or other sub-series subsequently created.

        The assets attributable to the Mutual European Fund-Class I sub-series shall reflect reductions for the expenses related to any Distribution Plan adopted for such sub-series and for any other expenses allocated to such sub-series in accordance with the Multiple Class Plan. "The assets attributable to the Mutual European Fund-Class I sub-series shall not, however, reflect reductions for the expenses associated with any Distribution Plan adopted for the Mutual European Fund-Class II sub-series or any other sub-series subsequently created which shall have an associated Distribution Plan or for any other sub-series specific expenses allocated to the Mutual European Fund Class II sub-series, or to any other sub-series subsequently created, as set forth in the Multiple Class Plan. The assets attributable to the Mutual European Fund-Class II sub-series shall reflect reductions for the expenses related to any Distribution Plan II adopted for such sub-series and for any other expenses allocated to such sub-series in accordance with the Multiple Class Plan. The assets attributable to the Mutual European Fund-Class II sub-series shall not, however, reflect reductions for the expenses related to any Distribution Plan adopted for the Mutual European Fund-Class I sub-series or any other sub-series subsequently created which shall have an associated Distribution Plan or for any other sub-series-specific expenses allocated to the Mutual European Fund-Class I sub-series, or to any other sub-series subsequently created, as set forth in the Multiple Class Plan. Consistent with the Charter of the Corporation as in effect immediately prior to the filing of these Articles Supplementary, the Distribution Plans and Multiple Class Plans adopted by the Corporation from time to time shall not contain or provide for expenses associated with the Mutual European Fund-Class Z sub-series as a sub-series and the Corporation shall not otherwise cause assets attributable to the Mutual European Fund-Class Z sub-series (i) to be reduced by other e xpenses associated with the Mutual European Fund-Class Z sub-series as a sub-series or (ii) to be reduced by expenses including expenses related to any Distribution Plan or Multiple Class Plan associated with the Mutual European Fund-Class I sub-series, Mutual European Fund-Class II sub-series or other sub-series subsequently created.

        2. The net asset values per share of a sub-series within a series and the Dividends may differ as between the other sub-series within the series as a result of the assets attributable to such sub-series being allocated liabilities specifically attributable to such sub-series and which differ from the liabilities attributable to the other sub-series within the series, as described in and in accordance with sub-paragraph( 1) above.

        FOURTH: The shares of the Mutual Shares Fund-Class I, the Mutual Shares Fund-Class II and the Mutual Shares Fund-Class Z of the Mutual Shares Fund Stock Series, and of the Mutual Qualified Fund-Class I, the Mutual
Qualified Fund-Class II and the Mutual Qualified Fund-Class Z of the Mutual Qualified Fund Stock Series, and of the Mutual Beacon Fund-Class I, the Mutual Beacon Fund-Class II and the Mutual Beacon Fund-Class Z of the Mutual Beacon Fund Stock Series, and of the Mutual Discovery Fund-Class I, the Mutual Discovery Fund-Class II and the Mutual. Discovery Fund-Class Z of the Mutual Discovery Fund Stock Series, and of the Mutual European Fund-Class I, the Mutual European Fund-Class II and the Mutual European Fund-Class Z of the Mutual
European Fund Stock Series have been classified by the Board of .I Directors pursuant to authority contained in the Charter of the Corporation.

        IN WITNESS WHEREOF, Franklin Mutual Series Fund Inc. has caused these Articles Supplementary to be signed in its name and on its behalf on this 31st day of October by its President, who acknowledges that these Articles Supplementary are the act of Franklin Mutual Series Fund Inc. and that to the best of his knowledge, information and belief and under penalties of perjury, all matters and facts contained herein are true in all material respects.




ATTEST:                                         FRANKLIN MUTUAL SERIES FUND INC.

/S/ Elizabeth N. Cohernour              By: /S/ Michael F. Price (SEAL)
--------------------------                  --------------------
Elizabeth N. Cohernour                      Michael F. Price
Secretary                                   President